As filed with the Securities and Exchange Commission on July 10, 2003

                              Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                               JUNIPER GROUP, INC.

             (Exact Name of Registrant as Specified in its Charter)

         Nevada                                          11-286671
---------------------------------------               -----------------------
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                          Identification Number)


              111 Great Neck Road, Suite 604, Great Neck, NY 11021 (Address of
               principal executive offices) (zip code)


                 JUNIPER GROUP, INC. 2003 EQUITY INCENTIVE PLAN

-------------------------------------------------------------------------------
                            (Full Title of the Plans)


                             Vlado Paul Hreljanovic
                               JUNIPER GROUP, INC.
                         111 Great Neck Road, Suite 604
                            New York, New York 10022
                                 (516) 829-4670
-------------------------------------------------------------------------------
 (Name, Address and telephone number including area code, of agent for service)

                                    Copy to:

                             Gerald A. Kaufman, Esq.
                                15 Glenwood Road
                            Plainview, New York 11803
                                 (516) 433-7817


     Approximate date of commencement of proposed sale to the public: Upon filing of this registration statement






                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                    Proposed        Proposed
Title of                            Maximum         Maximum        Amount of
Securities to       Amount to be   Offering Price   Aggregate      Registration
be Registered       Registered      Per Share       Offering Price    Fee
-------------------------------------------------------------------------------

Common Stock,
$.001 par value     1,500,000 shrs    $1.25 (1)      $1,875,000   $646.55

-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(i) on the basis of the average of the high and low price of the Registrant's Common Stock as reported on Nasdaq SmallCap on July 9, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Juniper Group, Inc., a New York corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

      (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;

     (2) The Company's Quarterly Reports on Form 10-QSB ("Form 10-QSB") for the fiscal quarter ended March 31, 2003;

      (3) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 0-19170) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable. - Securities registered under Section 12.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under the Nevada Corporation Law, a corporation's Articles of Incorporation may contain provisions eliminating or limiting the personal liability of a director or officer to the Corporation, or its stockholders for damages for breach of fiduciary duties as a director or officer, except the Corporation must not eliminate or limit liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violations of law or (b) payment of distributions in violation of the statutes.

                  Article 6 of the Registrant's By-laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by Nevada General Corporation Law. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by Nevada General Corporation Law.

ITEM 7.  EXEMPTION FORM REGISTRATION CLAIMED

                  Not Applicable.


ITEM 8.  EXHIBITS.

Exhibit No.           Description of Exhibit

        4.1  2003 Equity Incentive Plan (the "Incentive Plan").

        4.2 Form of Stock Option Agreement under the Incentive Plan between the Registrant and the holders of non-qualified stock options.

        4.3 Form of Stock Option Agreement under the Incentive Plan between the Registrant and the holders of Incentive Stock Options.

        5.1  Opinion of Gerald A. Kaufman

        23.1 Consent of Gerald A. Kaufman (included in Exhibit 5.1 hereto).

        23.2 Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

        24.1 Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 9.     REQUIRED UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the commission pursuant to Rule 424 (b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 10, 2003.

                                    JUNIPER GROUP, INC.



                                     By: /s/ Vlado P. Hreljanovic
                                         ---------------------------
                                          Vlado P. Hreljanovic
                                          President, Chief Executive Officer,
                                          Acting Chief Financial Officer
                                          Chairman of the Board of Directors
                                          (Principal Executive Officer &
                                           Accounting Officer)




                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Vlado P. Hreljanovic, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 10, 2003.

      Signature                                 Title

/s/ Vlado P. Hreljanovic
-----------------------
   Vlado P. Hreljanovic                     President, Chief Executive Officer,
                                            Acting Chief Financial Officer
                                            Chairman of the Board of Directors
                                            (Principal Executive Officer &
                                             Accounting Officer)


/s/ Barry S. Huston
----------------------
    Barry S. Huston                         Director



/s/ Peter W. Feldman                        Director
--------------------
    Peter W. Feldman

                                  EXHIBIT INDEX


Exhibit No.           Description of Exhibit

        4.1       2003 Equity Incentive Plan (the "Incentive Plan").

        4.2 Form of Stock Option Agreement under the Plan between the Registrant and the holders of non-qualified stock options.

        4.3 Form of Stock Option Agreement under the Incentive Plan between the Registrant and the holders of Incentive Stock Options.

        5.1       Opinion of Gerald A. Kaufman

       23.1       Consent of Gerald A. Kaufman (included in Exhibit 5.1 hereto).

       23.2       Consent of Goldstein & Ganz, P.C., Certified Public
                  Accountants.

        24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                                                     EXHIBIT 4.1
                                                               -----------



                               JUNIPER GROUP, INC.
                              2003 EQUITY INCENTIVE
                                 PLAN ARTICLE 1.
                      GENERAL PURPOSE OF PLAN; DEFINITIONS.

     1.1. Purpose. The purposes of this 2003 Equity Incentive Plan are (a) to enable Juniper Group, Inc. and its subsidiaries and affiliates to attract and retain highly qualified personnel who will contribute to the success of Juniper Group, Inc. and (b) to provide incentives to participants in this 2003 Equity Incentive Plan that are linked directly to increases in stockholder value which will therefore inure to the benefit of all stockholders of Juniper Group, Inc.

     1.2. Definitions. For purposes of this Equity Incentive Plan, except as otherwise defined, capitalized terms shall have the meanings assigned to them in this Section 1.2.

     "Administrator" means the Board or, if and to the extent the Board elects to delegate the administration of the Plan or does not administer the Plan, the Committee.

     "Affiliate" means any entity or person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another entity, where "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

     "Award" means any award under the Plan.

     "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

     "Board" means the Board of Directors of the Company.

     "Cause" means the commission of any act of a material theft, embezzlement or fraud involving the Company or any Parent, Subsidiary or Affiliate of the Company, or a breach of fiduciary duty to the Company or any Parent, Subsidiary or Affiliate of the Company.

     "Change of Control" shall have the meaning assigned to such term in Section
15.2. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     "Committee" means compensation or other any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

     "Common Stock" means the common stock, par value $.001 per share, of the Company.

     "Company" means Juniper Group, Inc., a Nevada corporation, or any successor corporation.

     "Disability" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent, Subsidiary or Affiliate by reason of a physical or mental disability or infirmity for a continuous period of six months, as determined by the Administrator. The date of such Disability shall be the last day of such six-month period or the date on which the Participant submits such medical evidence, satisfactory to the Administrator, that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from performing the Participant's work duties for a continuous period of six months or longer, as the case may be.

     "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Parent, Subsidiary or Affiliate. For purposes of the Plan, the term "employee" shall include all those individuals whose service with or for the Company and/or any Parent, Subsidiary or Affiliate of the Company, is within the definition of "employee" in the Rule as to the Use of Form S-8 contained in the General Instructions for the registration statement on Form S-8 promulgated by the Securities and Exchange Commission.

     "Employee Director" means any director of the Company who is also an employee of the Company or of any Parent, Subsidiary or Affiliate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Exercise Price" means the per share price at which a holder of an Award may purchase the Shares issuable upon exercise of such Award.

     "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator; provided, however, that Fair Market Value shall mean:

     (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;

     (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange but is listed and quoted on The Nasdaq Stock Market ("Nasdaq"), the last sale price for the Common Stock on such date as reported by Nasdaq, or, if there is no reported trading of the Common Stock on such date, then the last sale price for the Common Stock on the next preceding date on which there was trading in the Common Stock;

     (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not listed and quoted on Nasdaq, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD");

     (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and closing bid and asked prices are not furnished by the NASD, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the National Quotation Bureau ("NQB") or similar organization;

     (v) if the stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and if bid and asked prices for the Common Stock are not furnished by the NASD, NQB or a similar organization, the value established in good faith by the Administrator; and

     (vi) in the case of a Limited Stock Appreciation Right, the Fair Market Value of a share of Common Stock shall be the "Change in Control Price" (as defined in the Award Agreement evidencing such Limited Stock Appreciation Right) of a share of Common Stock as of the date of exercise.

     "Family Member" means, with respect to any Participant, any of the following: (a) such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including any such person with such relationship to the Participant by adoption; (b) any person (other than a tenant or employee) sharing such Participant's household; (c) a trust in which the persons identified in clauses (a) and (b) above have more than fifty percent of the beneficial interest; (d) a foundation in which the persons identified in clauses
(a) and (b) above or the Participant control the management of assets; or (e) any other entity in which the persons identified in clauses (a) and (b) above or the Participant own more than fifty percent of the voting interest.

     "Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     "Incumbent Board" means (i) the members of the Board of the Company on April 21, 2003, to the extent that they continue to serve as members of the Board, and (ii) any individual who becomes a member of the Board after April 21, 2003, if such individual's election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board.

     "Limited Stock Appreciation Right" means a Stock Appreciation Right that can be exercised only in the event of a "Change in Control" (as defined in the Award Agreement evidencing such Limited Stock Appreciation Right).

     "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any Parent, Subsidiary or Affiliate.

     "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option, including, but not limited to, any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

     "Option" means an option to purchase Shares granted pursuant to Article 5.

     "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

     "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority to receive grants of Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, awards of Restricted Stock, Performance Shares, other types of awards, or any combination of the foregoing.

     "Performance Grant" shall have the meaning assigned to the term in Article
8.

     "Performance Shares" means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to
Article 8.

     "Permitted Transfer" means, as authorized by the Plan and the Administrator, with respect to an interest in a Non-Qualified Stock Option, any transfer effected by the Participant during the Participant's lifetime of an interest in such Non-Qualified Stock Option but only such transfers which are by gift or pursuant to domestic relations orders. A permitted transfer does not include any transfer for value and neither transfers under a domestic relations order in settlement of marital property rights or to an entity in which more than 50% of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity are deemed transfers for value.

     "Plan" means this 2003 Equity Incentive Plan.

     "Related Employment" means the employment or performance of services by an individual for an employer that is neither the Company, any Parent, Subsidiary nor Affiliate, provided that

     (i) such employment or performance of services is undertaken by the individual at the request of the Company or any Parent, Subsidiary or Affiliate,

     (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or any Parent, Subsidiary or Affiliate or was engaged in Related Employment, and

     (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Administrator, as Related Employment. The death or Disability of an individual during a period of Related Employment shall be treated, for purposes of this Plan, as if the death or onset of Disability had occurred while the individual was employed by or performing services for the Company or a Parent, Subsidiary or Affiliate.

     "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Article "Restricted Period" means the period of time Restricted Stock remains subject to restrictions imposed on the Award of such Restricted Stock.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Shares" means shares of Common Stock reserved for issuance under or issued pursuant to the Plan, as adjusted pursuant to Article 4, and any successor security.

     "Stock Appreciation Right" means the right pursuant to an Award granted under Article 6 to receive an amount equal to the excess, if any, of (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate exercise price of such right or such portion thereof as established by the Administrator at the time of the grant of such Award (or such other exercise price thereafter established by the Administrator with the consent of the Participant granted such Award where required by the
Plan).

     "Stock Bonus" means an Award granted pursuant to Article 9.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     "Ten Percent Stockholder" shall have the meaning assigned to it in Section 5.4.

     "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that such Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Administrator, provided, that such leave is for a period of not more than 90 days, unless reemployment or reinstatement upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees and other participants in writing.

     In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of any Award previously granted to such Participant while such Participant is on leave from the Company or any Parent, Subsidiary or Affiliate of the Company as the Administrator may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Award Agreement with respect to such Option. The Administrator will have sole discretion to determine whether a Participant has ceased to provide services and the applicable Termination Date.

     "Termination Date" means the effective date of Termination, as determined by the Administrator.

                                   ARTICLE 2.

                                 ADMINISTRATION.

     2.1. Administration in Accordance with the Code and Exchange Act. The Plan shall be administered in accordance with the requirements of Section 162(m)of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

     2.2. Administrator's Powers. Subject to the general purposes, terms and conditions of this Plan, the Administrator will have full power to implement and carry out this Plan. The Administrator will have the authority to:

     (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

     (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

     (c) select persons to receive Awards;

     (d) determine the form and terms of Awards;

     (e) determine the number of Shares or other consideration subject toAwards;

     (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

     (g) grant waivers of Plan or Award conditions;

     (h) determine the vesting, exercisability and payment of Awards;

     (i) correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

     (j) to make any adjustments necessary or desirable as a result of the granting of an Award to an Eligible Participant located outside the United States;

     (k) determine whether an Award has been earned; and

     (l) make all other determinations necessary or advisable for the administration of the Plan.

     2.3. Administrator's Discretion Final. Any determination made by the Administrator with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under the Plan.

     2.4. Administrator's Method of Acting; Liability. The Administrator may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Administrator with respect to Awards made or to be made to Eligible Participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Administrator or by any officer of the Company in connection with the performance of duties under the Plan, except for such member's or officer's own willful misconduct or as expressly provided by law.

                                   ARTICLE 3.
                                 PARTICIPATION.

     3.1. Affiliates. If a Parent, Subsidiary or Affiliate of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the board of directors or other governing body of the Parent, Subsidiary or Affiliate, as the case may be, shall adopt a resolution in form and substance satisfactory to the Administrator authorizing participation by the Parent, Subsidiary or Affiliate in the Plan. A Parent, Subsidiary or Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Parent, Subsidiary or Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Parent, Subsidiary or Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of a Parent, Subsidiary or Affiliate shall terminate, such termination shall not relieve the Parent, Subsidiary or Affiliate of any obligations theretofore incurred by the Parent, Subsidiary or Affiliate, except as may be approved by the Administrator.

     3.2. Participants. Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company, or any Parent, Subsidiary or Affiliate of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided, that such consultants, contractors and advisors render bona fide services to the Company or such Parent, Subsidiary or Affiliate of the Company not in connection with the offer and sale of securities in a capital-raising transaction. An Eligible Participant may be granted more than one Award under the Plan.

                                   ARTICLE 4.
                             AWARDS UNDER THE PLAN.

     4.1. Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:

(a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock; (d) Performance Grants; (e) Stock Bonuses; and

     (f) any other type of Award deemed by the Committee to be consistent with the purposes of the Plan (including but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States).

     4.2. Number of Shares Available Under the Plan. Subject to Section 4.4, the total number of Shares reserved and available for grant and issuance pursuant to the Plan will be 1,500,000, plus Shares that are subject to:

     (a) issuance upon exercise of an Option previously granted but cease to be subject to such Option for any reason other than exercise of such Option; (b) an award previously granted but forfeited or repurchased by the Company at the original issue price; and (c) an Award previously granted that otherwise terminates without Shares being issued.

Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     The number of Shares which are transferred to the Company by a Participant to pay the exercise or purchase price of an award will be subtracted from the number of Shares issued with respect to such Award for the purpose of counting Shares used under the Plan. Shares withheld to pay withholding taxes in connection with the exercise or repayment of an Award will not be counted as used under the Plan. In addition, shares covered by an award granted under the Plan which is settled in cash will not be counted as used under the Plan.

     4.3. Reservation of Shares. At all times, the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unexercised Awards granted under the Plan.

     4.4. Adjustment in Number of Shares Available Under the Plan. In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration after the reverse split proposed by April 21, 2003, then (a) the number of Shares reserved for issuance under the Plan, (b) the number of Shares that may be granted pursuant to the Plan, (c) the Exercise Prices of and number of Shares subject to outstanding Options and other awards, and (d) the exercise prices of and number of Shares subject to other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that, upon occurrence of such an event, fractions of a Share will not be issued upon exercise of an Award but will, upon such exercise, either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share on the effective date of such an event or will be rounded up to the nearest whole Share, as determined by the Administrator.

     4.5. Rights with Respect to Common Shares and Other Securities.

     (a) Unless otherwise determined by the Administrator, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such Participant's rights with respect to such Award pursuant to the Plan) shall have, after issuance of a certificate or copy thereof for the number of Shares so awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as provided in the Plan or Award Agreement with respect to such Award of Restricted Stock, ownership of such Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Shares (provided that such Shares, and any new, additional or different shares, or other securities or property of the Company, or other forms of consideration which the participant may be entitled to receive with respect to such Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions of the Plan as determined by the Administrator), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, unless otherwise determined by the Administrator, a Participant with whom an Award Agreement is made to issue Shares in the future shall have no rights as a stockholder with respect to Shares related to such Award Agreement until a stock certificate evidencing such Shares is issued to such Participant.

     (b) Unless otherwise determined by the Administrator, a Participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such Participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Shares or other instrument of ownership, if any, is issued to such Participant. Except as provided in Section 4.4, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

                                   ARTICLE 5.
                                 STOCK OPTIONS.


     5.1. Grant; Determination of Type of Option. The Administrator may grant one or more Options to an Eligible Participant and will determine (a) whether each such Option will be an Incentive Stock Option or a Non-Qualified Stock Option, (b) the number of Shares subject to each such Option, (c) the Exercise Price of each such Option, (d) the period during which each such Option may be exercised, and (e) all other terms and conditions of each such Option, subject to the terms and conditions of this Article 5. The Administrator may grant an Option either alone or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter.

     5.2. Form of Option Award Agreement. Each Option granted under the Plan will be evidenced by an Award Agreement which will expressly identify the Option as an Incentive Stock Option or a Non-Qualified Stock Option, will be in such form and contain such provisions (which need not be the same for each Participant or Option) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of the Plan.

     5.3. Date of Grant. The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Option, unless otherwise specified by the Administrator.

     5.4. Exercise Period. Each Option shall be exercisable within the times or upon the occurrence of one or more events determined by the Administrator and set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided, further, however, that no Incentive Stock Option granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent, Subsidiary or Affiliate of the Company (each, a "Ten Percent Stockholder") will be exercisable after the expiration of five years from the date such Incentive Stock Option is granted. The Administrator also may provide for an Option to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Administrator determines. Unless otherwise determined by the Administrator, an Option shall be exercisable as follows:

     (a) up to 25% of the number of Shares subject to such Option commencing on the first anniversary of the date of grant of such Option;

     (b) up to an additional 25% of the number of Shares subject to such Option commencing on the second anniversary of the date of grant of such Option;

     (c) up to an additional 25% of the number of Shares subject to such Option commencing on the third anniversary of the date of grant of such Option; and

     (d) up to an additional 25% of the number of Shares subject to such Option commencing on the fourth anniversary of the date of grant of such Option.

     5.5. Exercise Price. The Exercise Price of an Option will be determined by the Administrator when the Option is granted and may be not less than 85% of the per share Fair Market Value of the Shares subject to such Option on the date of grant of such Option; provided, however, that: (a) the Exercise Price of an Incentive Stock Option will be not less than 100% of the per share Fair Market Value of such Shares on the date of such grant and (b) the Exercise Price of any Incentive Stock Option granted to a Ten Percent Stockholder will not be less than 110% of the per share Fair Market Value of such Shares on the date of such grant. Payment for the Shares purchased shall be made in accordance with Article 10 of the Plan.

     5.6. Method of Exercise. An Option may be exercised only by delivery to the Company of an irrevocable written exercise notice (a) identifying the Option being exercised, (b) stating the number of Shares being purchased, (c) providing any other matters required by the Award Agreement with respect to such Option, and (d) containing such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Such exercise notice shall be accompanied by payment in full of the Exercise Price for the number of Shares being purchased in accordance with Article 10 and the executed Award Agreement with respect to such Option.

     5.7. Termination. Notwithstanding anything contained in Section 5.4 or in an Award Agreement, exercise of Options shall always be subject to the following:

     (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise each of such Participant's Options
(i) only to the extent that such Options would have been exercisable on the

Termination Date and (ii) no later than three months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, with any exercise beyond three months after the Termination Date deemed to be an exercise of an Non-Qualified Stock Option), but in any event, no later than the original expiration date of such Option;

     (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three months after a Termination other than for Cause or because of Participant's Disability), then each of such Participant's Options (i) may be exercised only to the extent that such Option would have been exercisable by Participant on the Termination Date and (ii) must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, with any such exercise beyond (A) three months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability or (B) twelve months after the Termination Date when the Termination is because of Participant's death or Disability, deemed to be an exercise of a Non-Qualified Stock Option), but in any event no later than the original expiration date of such Option;

     (c) Notwithstanding the provisions in paragraphs 5.7(a) and 5.7(b), if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold an Option shall be entitled to exercise such Option whatsoever, whether or not, after the Termination Date, the Participant may receive payment from the Company or any Parent, Subsidiary or Affiliate of the Company for vacation pay, for services rendered prior to the Termination Date, for services rendered for the day on which Termination occurs, for salary in lieu of notice, for severance or for any other benefits; provided, however, in making such a determination, the Administrator shall give the Participant an opportunity to present to the Administrator evidence on Participant's behalf that the provisions of this paragraph 5.7(c) should not apply and, in the alternative, paragraph 5.7(a) or 5.7(b) shall apply; provided, further, however, that, for the purpose of this paragraph 5.7(c), Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that such Participant is Terminated.

     5.8. Limitations on Exercise. The Administrator may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided, that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which the Option is then exercisable.

     5.9. Limitations on Incentive Stock Options. The aggregate Fair Market Value (as determined as of the date of grant) of Shares with respect to which an Incentive Stock Option are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company, and any Parent, Subsidiary and Affiliate of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which Incentive Stock Option(s) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Option(s) for the first $100,000 worth of Shares to become exercisable in such calendar year will be deemed Incentive Stock Option(s) and the Option(s) that become exercisable in such calendar year for the number of Shares which have a Fair Market Value in excess of $100,000 will be deemed to be Non-Qualified Stock Option(s). In the event that the

Code or the regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

     5.10. Modification, Extension or Renewal. The Administrator may modify, extend or renew any outstanding Option and authorize the grant of one or more new Options in substitution therefor; provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) and other applicable provisions of the Code. The Administrator may reduce the Exercise Price of any outstanding Option of a Participant without the consent of the Participant affected by delivering a written notice to the Participant; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.5 for Options granted on the date the action is taken to reduce such Exercise Price.

     5.11. No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to an Incentive Stock Option will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

     5.12. Prohibition Against Transfer. No Option may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or pursuant to a domestic relations order, and a Participant's Option shall be exercisable during such Participant's lifetime only by such Participant or such person receiving such Option pursuant to a domestic relations order.

                                   ARTICLE 6.
                           STOCK APPRECIATION RIGHTS.

         6.1 Grant of Stock Appreciation Rights.

     (a) The Administrator may grant Stock Appreciation Rights either alone, or in conjunction with the grant of an Option, Performance Grant or other Award, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Administrator shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Shares issuable upon exercise thereof, as the Administrator shall establish.

     (b) The Administrator shall determine the number of Shares to be subject to each Award of Stock Appreciation Rights. The number of Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Administrator, to the extent that Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Shares, or other securities or property of the Company, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

     6.2. Prohibition Against Transfer. No Award of Stock Appreciation Rights may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of the descent and distribution or pursuant to a domestic relations order, and Stock Appreciation Rights Awarded to a Participant shall be exercisable during such Participant's lifetime only by such Participant or such person receiving such Option pursuant to a domestic relations order. Unless the Administrator determines otherwise, the Award of Stock Appreciation Rights to a Participant shall not be exercisable for at least six months after the date of grant, unless such Participant is Terminated before the expiration of such six-month period by reason of such Participant's Disability or death.

     6.3. Exercise. The Award of Stock Appreciation Rights shall not be exercisable:

     (a) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date such Incentive Stock Option is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date of such Award. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Administrator may establish;

     (b) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

     (c) unless the Participant exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or any Parent, Subsidiary or Affiliate of the Company, except that: (i) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such Participant is Terminated solely by reason of a period of Related Employment, the Participant may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if such Participant had not been Terminated; (ii) if such Participant is Terminated by reason of such Participant's Disability or early, normal or deferred retirement under an approved retirement program of the Company or any Parent, Subsidiary or Affiliate of the Company (or such other plan or arrangement as may be approved by the Administrator for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such Participant may, at any time within three years (or such other period determined by the Administrator) after the Termination Date (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any Shares as to which such Participant could have exercised the Award of Stock Appreciation Rights on the Termination Date, or with respect to such greater number of Shares as determined by the Administrator; (iii) if such Participant is Terminated for reasons other than Related Employment, Disability, early, normal or deferred retirement or death while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may exercise the Award of Stock

Appreciation Rights at any time during the period, if any, which the Administrator approves (but in no event after the Award of Stock Appreciation Rights expires) following such Participant's Termination Date with respect to any Shares as to which such Participant could have exercised the Award of Stock Appreciation Rights on such Participant's Termination Date or as otherwise permitted by the Administrator; or (iv) if any Participant to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such Participant's executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Administrator) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any Shares as to which the decedent Participant could have exercised the Award of Stock Appreciation Rights at the time of such death, or with respect to such greater number of Shares as may be determined by the Administrator.

     6.4. Exercise. (a) An Award of Stock Appreciation Rights shall entitle the Participant (or any person entitled to act under the provisions of clause (iv) of Paragraph 6.3(c) to either (i) exercise such Award and receive payment in accordance with such Award or (ii) surrender unexercised the Option (or other Award) to which the Stock Appreciation Rights is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Shares having an aggregate value equal to the excess of the Fair Market Value of one Share, at the time of such exercise, over the Exercise Price per share, times the number of Shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Administrator shall be entitled to elect to settle the obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash or other securities or property of the Company, or other forms of payment, or any combination thereof, as determined by the Administrator, equal to the aggregate value of the Shares the Company would otherwise be obligated to deliver. Any such election by the Administrator shall be made as soon as practicable after the receipt by the Company of written notice of the exercise of such Stock Appreciation Rights. The value of a Share, other securities or property of the Company, or other forms of payment determined by the Administrator for this purpose shall be the Fair Market Value of a Share on the last business day next preceding the date of the election to exercise such Stock Appreciation Rights, unless the Administrator determines otherwise and is set forth in the Award Agreement with respect to such Stock Appreciation Rights.

     (b) An Award of Stock Appreciation Rights may provide that such Stock Appreciation Rights shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of such Stock Appreciation Rights or of the related Option (or other Award), or such other date as specified by the Administrator, if at such time such Stock Appreciation Rights has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in Paragraph 6.4(a).

     6.5. Fractional Shares. No fractional shares may be delivered under this
Article 6, but, in lieu thereof, a cash or other adjustment shall be made as determined by the Administrator.

                                   ARTICLE 7.
                                RESTRICTED STOCK.

     7.1. Grant. An Award of Restricted Stock is an offer by the Company to sell to an Eligible Participant Shares that are subject to restrictions. The Administrator will determine to whom an offer will be made, the number of Shares the person may purchase, the Exercise Price to be paid, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the provisions of this Article 7.

     7.2 Form of Restricted Stock Award. All purchases under an Award of Restricted Stock will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Award of Restricted Stock or Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Award Agreement evidencing the offer to purchase the Restricted Stock and full payment for the Shares to the Company within 30 days from the date such Award Agreement is tendered to such Eligible Participant. If such Eligible Participant does not execute and deliver such Award Agreement along with full payment for the Shares to the Company within such 30 day period, then such offer will terminate, unless otherwise determined by the Administrator.

     7.3. Purchase Price. The Exercise Price of Shares sold pursuant to an Award of restricted Stock will be determined by the Administrator on the date such Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Exercise Price will be 100% of the per share Fair Market Value on the date such Award is granted of the Shares subject to the Award. Payment of the Exercise Price may be made in accordance with Article 10 of the Plan.

     7.4. Terms of Restricted Stock Awards. Each Award of Restricted Stock shall be subject to such restrictions as the Administrator may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Award Agreement. Awards of Restricted Stock may vary from Participant to Participant and between groups of Participants. Prior to the grant of an Award of Restricted Stock, the Administrator shall:

     (a) determine the nature, length and starting date of any performance period for the Restricted Stock Award; (b) select from among the performance factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.

     Prior to the payment of any Restricted Stock pursuant to an Award, the Administrator shall determine the extent to which such Restricted Stock Award has been earned. Performance periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different performance periods and having different performance goals and other criteria.

     7.5. Termination During Performance Period. If a Participant is Terminated during a performance period with respect to any Award of Restricted Stock for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Award Agreement with respect to such Restricted Stock, unless the Administrator determines otherwise.

                                   ARTICLE 8.
                               PERFORMANCE GRANTS.

     8.1. Award. The Award of a Performance Grant ("Performance Grant") to a Participant will entitle such Participant to receive a specified amount (the "Performance Grant Actual Value") as determined by the Administrator; provided that the terms and conditions specified in the Plan and in the Award of such Performance Grant are satisfied. Each Award of a Performance Grant shall be subject to the terms and conditions set forth in this Article 8 and such other terms and conditions, including, but not limited to, restrictions upon any cash, Shares, other securities or property of the Company, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Administrator shall establish, shall be embodied in an Award Agreement in such form and substance as is approved by the Administrator.

     8.2. Terms. The Administrator shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award of a Performance Grant and whether or not such Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other type of Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to such Participant (the "Associated Award"). As determined by the Administrator, the maximum value of each Performance Grant (the "Maximum Value") shall be: (a) an amount fixed by the Administrator at the time the award is made or amended thereafter; (b) an amount which varies from time to time based in whole or in part on the then current Fair Market Value of a Share, other securities or property of the Company, or other securities or property, or any combination thereof; or (c) an amount that is determinable from criteria specified by the Administrator.

     Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Administrator.

     8.3. Award Period. The award period ("Performance Grant Award Period") in respect of any Performance Grant shall be a period determined by the Administrator. At the time each Performance Grant is made, the Administrator shall establish performance objectives to be attained within the Performance Grant Award Period as the means of determining the Performance Grant Actual Value of such Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company, one or more Subsidiary, Parent or Affiliate of the Company, or one or more of divisions or units thereof, or any combination of the foregoing, as the Administrator shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. Each Performance Grant Actual Value of a Performance Grant shall be equal to the Performance Grant Maximum Value of such Performance grant only if the performance objectives are attained in full, but the Administrator shall specify the manner in which the Performance Grant Actual Value shall be determined if the performance objectives are met in part. Such performance measures, the Performance Grant Actual Value or the Performance Grant Maximum Value, or any combination thereof, may be adjusted in any manner by the Administrator at any time and from time to time during or as soon as practicable after the Performance Grant Award Period, if it determines that such performance measures, the Performance grant Actual Value or the Performance Grant Maximum Value, or any combination thereof, are not appropriate under the circumstances.

     8.4. Termination. The rights of a Participant in Performance Grants awarded to such Participant shall be provisional and may be canceled or paid in whole or in part, all as determined by the Administrator, if such Participant's continuous employment or performance of services for the Company, any Parent, Subsidiary and Affiliate of the Company shall terminate for any reason prior to the end of the Performance Grant Award Period, except solely by reason of a period of Related Employment.

     8.5. Determination of Performance Grant Actual Values. The Committee shall determine whether the conditions of Paragraphs 8.2 or 8.3 have been met and, if so, shall ascertain the Performance Grant Actual Value of Performance Grants. If a Performance Grant has no Performance Grant Actual Value, the Award of such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with such Associated Award's terms. If a Performance Grant has a Performance Grant Actual Value and: (a) was not awarded in conjunction with an Associated Award, the Administrator shall cause an amount equal to the Performance Grant Actual Value of such Performance Grant to be paid to the Participant or the Participant's beneficiary as provided below; or (b) was awarded in conjunction with an Associated Award, the Administrator shall determine, in accordance with criteria specified by the Administrator, whether to (i) to cancel such Performance Grant, in which event no amount in respect thereof shall be paid to the Participant or the Participant's beneficiary, and the Associated Award may be permitted to continue in effect in accordance with the Associated Award's terms, (ii) pay the Performance Grant Actual Value to the Participant or the Participant's beneficiary as provided below, in which event such Associated Award may be canceled, or (iii) pay to the Participant or the Participant's beneficiary as provided below, the Performance Grant Actual Value of only a portion of such Performance Grant, in which case a complimentary portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Administrator.

     Such determination by the Administrator shall be made as promptly as practicable following the end of the Performance Grant Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Administrator shall determine, and shall be made pursuant to criteria specified by the Administrator.

     8.6. Payment. Payment of any amount in respect of the Performance Grants which the Administrator determines to pay as provided in this Article 8 shall be made by the Company as promptly as practicable after the end of the Performance Grant Award Period or at such other time or times as the Administrator shall determine, and may be made in cash, Shares, other securities or property of the Company, or other forms of payment, or any combination thereof or in such other manner, as determined by the Administrator. Notwithstanding anything in this
Article 8 to the contrary, the Administrator may determine and pay out a Performance Grant Actual Value of a Performance Grant at any time during the Performance Grant Award Period.

                                   ARTICLE 9.
                                 STOCK BONUSES.

     9.1. Awards of Stock Bonuses. A Stock Bonus is an Award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement that will be in such form (which need not be the same for each Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, any Parent, Subsidiary or Affiliate of the Company and/or individual performance factors or upon such other criteria as the Administrator may determine.

     9.2 Terms of Stock Bonuses. The Administrator will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals set forth in an Award Agreement, then the Administrator will: (a) determine the nature, length and starting date of any performance period for each Stock Bonus; (b) select from among the performance factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant.

     Prior to the payment of any Stock Bonus, the Administrator shall determine the extent to which such Stock Bonuses have been earned. Performance periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different performance periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Administrator. The Administrator may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

     9.3. Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Administrator may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator will determine.

                                   ARTICLE 10.
                          PAYMENT FOR SHARE PURCHASES.

     10.1. Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Administrator and where permitted by law:





                                      A-18
         (a) by cancellation of indebtedness of the Company to the Participant;

     (b) by surrender of Shares that either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) were obtained by Participant in the public market;

     (c) by tender of a full recourse promissory note having such terms as may be approved by the Administrator and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

     (d) by waiver of compensation due or accrued to the Participant for services rendered;

     (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists, (i) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (ii) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

     (f) with respect only to officers, directors and employees of the Company, unless otherwise determined by the Administrator, and with respect only to purchases upon exercise of an Option, by "cashless exercise," by stating in the Exercise Notice such intention and the maximum number (the "Maximum Number") of shares of Common Stock the Participant desires to purchase (and lose the right to purchase) in consideration of cancellation of Options in payment for such exercise. The number of shares of Common Stock the Participant shall receive upon such exercise shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the Exercise Price is divided by the then Fair Market Value per share;

     (g) by any combination of the foregoing; or

     (h) by any other lawful means as the Administrator, in its sole discretion, may determine.

     10.2. Loan Guarantees. The Company, in its sole discretion, may assist a Participant in paying for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.





                                      A-19
                                   ARTICLE 11.
                            DEFERRAL OF COMPENSATION.

     11.1. Deferral Terms. The Administrator shall determine whether or not an Award to a Participant shall be made in conjunction with deferral of such Participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

     (a) forfeited to the Company or to other Participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company, any Parent, Subsidiary and Affiliate); (b) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or (c) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of such Award, if any.

                                   ARTICLE 12.
                           DEFERRED PAYMENT OF AWARDS.

     12.1. Deferral Terms. The Administrator may specify that the payment of all or any portion of cash, Shares, other securities or property of the Company, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Administrator shall determine. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Administrator.

                                   ARTICLE 13.
               AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

     13.1. Amendments and Substitutions. The terms of any outstanding Award under the Plan may be amended from time to time by the Administrator in any manner that the Administrator deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder, or reduction of the Exercise Price of an Award); provided, however, that no such amendment shall adversely affect in a material manner any right of a Participant under such Award without the Participant's written consent. The Administrator may permit or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

                                   ARTICLE 14.
                   DESIGNATION OF BENEFICIARY BY PARTICIPANT.

     14.1. Designation. A Participant may designate one or more beneficiaries to receive any rights and payments to which such Participant may be entitled in respect of any Award in the event of such Participant's death. Such designation shall be on a written form acceptable to and filed with the Administrator. The

Administrator shall have the right to review and approve beneficiary designations. A Participant may change the Participant's beneficiary(ies) from time to time in the same manner as the original designation, unless such Participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Administrator. If no designated beneficiary survives the Participant and is living on the date on which any right or amount becomes payable to such Participant's beneficiary(ies), such payment will be made to the legal representatives of the Participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Administrator may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Administrator, the Board and the Committee and the members thereof will have no further liability to any person or entity with respect to such amount.

                                   ARTICLE 15.
                               CHANGE IN CONTROL.

         15.1. Effect of a Change in Control.

Upon any Change in Control:

     (a) each Stock Option and Stock Appreciation Right that is outstanding on the date of such Change in Control shall be exercisable in full immediately;

     (b) all restrictions with respect to Restricted Stock shall lapse immediately, and the Company's right to repurchase or forfeit any Restricted Stock outstanding on the date of such Change in Control shall thereupon terminate and the certificates representing such Restricted Stock and the related stock powers shall be promptly delivered to the Participants entitled thereto; and

     (c) all Performance Grant Award Periods for the purposes of determining the amounts of Awards of Performance Grants shall end as of the end of the calendar quarter immediately preceding the date of such Change in Control, and the amount of the Performance Grant payable shall be the portion of the maximum possible Performance Grant allocable to the portion of the Performance Grant Award Period that had elapsed and the results achieved during such portion of the Performance Grant Award Period.

     15.2. Change of Control. For this purpose, a Change in Control shall be deemed to occur when and only when any of the following events first occurs: (a) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or
(b) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board, are elected within any single 24-month period to serve on the Board; or (c) members of the Incumbent Board cease to constitute a majority of the Board without approval of the remaining members of the Incumbent Board; or (d) any merger (other than a merger where the Company is the survivor and there is no accompanying Change in Control under clauses (a), (b) or (c) of this Section 15.2), consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (a) of this Section 15.2 solely because 20% or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer, the majority interest in which is held, directly or indirectly, by the Company. For purposes of this Article 15, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Exchange Act, and in the regulations promulgated thereunder.

                                   ARTICLE 16.
                          PLAN AMENDMENT OR SUSPENSION.

     16.1.Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Sections 162 and 422 of the Code, Rule 16b-3 and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant's written consent.

                                   ARTICLE 17.
                                PLAN TERMINATION

     17.1. Method of Plan Termination. The Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) April 21, 2003; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options.

     17.2. Effect of Termination on Outstanding Awards. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without such person's consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Administrator may make amendments permitted under Article 13.

                                   ARTICLE 18.
                              STOCKHOLDER ADOPTION.

     18.1. Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval and adoption on or before June 5, 2003.

     18.2. Effectiveness of Plan Prior to Stockholder Approval. The Plan shall be effective upon approval by the Board; provided that no Shares shall be issued in excess of 20% of the shares of Common Stock outstanding as of the date of issuance and no Incentive Stock Options shall be issued unless and until the Plan has been approved by the stockholders of the Company as provided in Section 18.1.

                                   ARTICLE 19.
                                TRANSFERABILITY.

        19.1. Transferability. Except as may be approved by the Administrator where such approval shall not adversely affect compliance of the Plan with Sections 162 and 422 of the Code and/or Rule 16b-3, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent or pursuant to a domestic relations order and shall be exercisable during the Participant's lifetime only by such Participant or such person receiving such option pursuant to a domestic relations order.

                                   ARTICLE 20.
             PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

     20.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares subject to or issued pursuant to the Plan until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Restricted Stock that is repurchased at the Participant's Exercise Price in accordance with an Award Agreement with respect to such Restricted Stock.

     20.2. Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

     20.3. Restrictions on Shares. At the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares issued pursuant to such Award Agreement and held by a Participant following such Participant's Termination at any time within 90 days after the later of Participant's Termination Date or the date Participant purchases Shares under the Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or such other price as the Administrator may determine at the time of the grant of the Award.

                                   ARTICLE 21.
                                  CERTIFICATES.

     21.1. Legal Restrictions; Stock Legends. All Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements promulgated under such laws or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and each stock certificate evidencing such Shares and other certificates shall be appropriately legended.

                                   ARTICLE 22.
                            ESCROW; PLEDGE OF SHARES.

     22.1 Deposit of Shares; Escrow. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all stock certificates evidencing Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Administrator may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Administrator may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Administrator will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

                                   ARTICLE 23.
                         EXCHANGE AND BUYOUT OF AWARDS.

     23.1.Exchange. The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

     23.2 Buyout of Awards. The Administrator may, at any time or from time to time, authorize the Company to buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Participant may agree.

                                   ARTICLE 24.
                 SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

     24.1. Compliance with Applicable Laws. An Award will not be effective unless such Award is made in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver stock certificates for Shares under this Plan prior to:

     (a) obtaining any approvals from governmental agencies that the Administrator determines are necessary or advisable; and/or

     (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Administrator determines to be necessary or advisable.

     24.2. No Obligation to Register Shares or Awards. The Company will be under no obligation to register the Shares under the Securities Act or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

                                   ARTICLE 25.
                            NO OBLIGATION TO EMPLOY.

     25.1. No Right to Employment or Continuation of Relationship. Nothing in this Plan or any Award granted under the Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

                                   ARTICLE 26.
                           NONEXCLUSIVITY OF THE PLAN.

     26.1. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as the Board may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE 27.
                            MISCELLANEOUS PROVISIONS.

     27.1. No Rights Unless Specifically Granted. No employee or other person shall have any claim or right to be granted an Award under the Plan under any contract, agreement or otherwise. Determinations made by the Administrator under the Plan need not be uniform and may be made selectively among Eligible Participants under the Plan, whether or not such Eligible Participants are similarly situated.

     27.2. No Rights Until Written Evidence Delivered. No Participant or other person shall have any right with respect to the Plan, the Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award, in the form of an Award Agreement, shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through such recipient) have been met.

     27.3 Compliance with Applicable Law. No Shares, other Company securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

     27.4 Compliance with Rule 16b-3. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

     27.5. Right to Withhold Payments. The Company and any Parent, Subsidiary and Affiliate of the Company shall have the right to deduct from any payment made under the Plan, any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Administrator may permit an Eligible Participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Administrator shall deem to be appropriate, including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes.

     27.6. Expenses of Administration. The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for a Parent, Subsidiary or Affiliate of the Company:

     (a) if such Award results in payment of cash to the Participant, such Parent, Subsidiary or Affiliate shall pay to the Company an amount equal to such cash payment unless the Administrator shall otherwise determine;

     (b) if the Award results in the issuance by the Company to the Participant of Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, such Parent, Subsidiary or Affiliate of the Company shall, unless the Administrator shall otherwise determine, pay to the Company an amount equal to the fair market value thereof, as determined by the Administrator, on the date such Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Shares, other securities or property of the Company, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to such applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Shares, other securities or property of the Company, other securities or property or other forms of payment, or any combination thereof, all as the Administrator shall determine; and

     (c) the foregoing obligations of any such Parent, Subsidiary or Affiliate of the Company shall survive and remain in effect and binding on such entity even if its status as a Parent, Subsidiary or Affiliate of the Company should subsequently cease, except as otherwise agreed by the Company and such Parent, Subsidiary or Affiliate.

     27.7. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

     27.8. Acceptance of Award Deemed Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's (or other person's) acceptance and ratification of, and consent to, any action taken by the Company, Administrator, Board or Committee or their respective delegates under the Plan.

     27.9. Fair Market Value Determined By the Administrator. Fair market value in relation to other securities or property of the Company, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time, shall mean such value as determined by the Administrator in accordance with the Plan and applicable law.

     27.10. Use of Terms. For the purposes of the Plan, in the use of any term, the singular includes the plural and the plural includes the singular wherever appropriate.

     27.11. Filing of Reports. The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

     27.12. Validity; Construction; Interpretation. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and Award Agreements and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Nevada.

                                                                     EXHIBIT 4.2
                                                                  -----------


                               EXERCISE OF OPTIONS

                                       TO

                                 PURCHASE SHARES


TO:      Juniper Group, Inc.


         The undersigned hereby exercises the within Option for the purchase of shares according to the terms and conditions thereof and herewith makes payment of the exercise price in full in accordance with the terms of the Non-Qualified Stock Option Agreement, dated as of ____________, 2003, between Juniper Group, Inc. and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale of distribution thereof, unless such distribution is registered under the Securities Act of 1933, as amended. Kindly issue the certificate for such shares in accordance with the instructions given below.


                                       Signature



Social Security or Taxpayer I.D. Number:

Instructions for issuance of stock:


Name:


Street:


City:                               State:                    Zip Code:

                                                                     EXHIBIT 4.3
                                                                   -----------

                             STOCK OPTION AGREEMENT


                               Grant of options to
                         _____________ (the "Optionee")

                                    under the

      Juniper Group, Inc. 2003 Equity Incentive Plan (the "Incentive Plan")
            as adopted on May 27, 2003 by the Board of Directors,
                        and approved by the shareholders


                             The Purpose of the Plan

     Juniper Group, Inc. (the "Grantor") is a young company. It will need the help of all its employees and consultants to prosper and grow in a market where many of its competitors are bigger and older.

                 The success of Juniper Group, Inc. will depend on many factors. One of the most important, is the quality of its management and its consultants, the quality and dedication of their work; the quality of their perseverance. This option is intended to help build a strong management team. The proof of that organizational strength, over time, will be reflected in the financial performance and strength of Juniper Group. Employees and consultants who are chosen for and respond to the incentives in this option will positively share in those financial rewards.

                 This option is anticipated to provide Optionee with beneficial tax treatment. That is, no tax will be recognized on the grant of the option. An Optionee who is not an employee at the time of grant will recognize ordinary income at the date of exercise, measured at the fair market value of the grantor's Common Stock at the date of exercise.

            NOW, THEREFORE, in consideration of the promises of the Optionee to provide services as an employee to the Grantor and help it achieve the goals set forth herein and for other good and valuable consideration, the Grantor hereby grants the Optionee options to purchase Common Stock of the Grantor on the terms and conditions set forth in this Agreement made as of this __th day of ____, 2003 by and between Grantor, a Nevada corporation having its principal place of business at 111 Great Neck Road, Suite 604, Great Neck, New York 11021 and the Optionee, residing at _____________________________

                 1. Option.

                 Pursuant to the Plan, the Grantor hereby grants to the Optionee an Option to purchase, at any time prior to 5:00 p.m. New York time on ________, 200___, up to ( ) fully paid and non-assessable shares of the Common Stock of the Grantor, par value $.00l per share, subject to the terms and conditions of this Agreement, including the conditions for vesting set forth in Section 3(b).

                 2. Purchase Price.

                 The purchase price shall be $ per share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

                 3. Exercise of Option.

                 (a) The Optionee shall notify the Grantor by registered or certified mail, return receipt requested, addressed to its principal office as to the number of shares which he desires to purchase under the options herein granted, which notice shall be accompanied by payment (by cash or certified check) of the option price therefore as specified in Paragraph 2 above. As soon as practicable thereafter, the Grantor shall at its principal office tender to Optionee certificates issued in the Optionee's name evidencing the shares purchased by the Optionee.

                 (b) The option granted hereunder shall vest in, and become exercisable by, Optionee in accordance with the following schedule:

_______________________  (          ) shares become vested on _______, 200____.


                 4. Option Conditioned on Continued Consulting Relationship.

                 If Optionee's employment relationship with Grantor shall terminate for any reason, any option granted to the Optionee hereunder which has not vested shall immediately expire.

                 5. Divisibility and Non-Assignability of the Options.

                 (a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of shares included therein, but in no event may an option be exercised as to less than one hundred (100) shares at any one time, except for the remaining shares covered by the option if less than one hundred (100).

                 (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during his lifetime only by the Optionee.

                 6. Stock as Investment

                 By accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the shares subject to the option granted hereunder the Optionee, or his heirs or legatees receiving such shares, shall deliver to the Grantor a representation in writing, that such shares are being acquired in good faith for investment and not for distribution. Grantor may place a "stop transfer" order with respect to such shares with its transfer agent and place an appropriate restrictive legend on the stock certificate.

                 7. Restriction on Issuance of Shares.

                 The Grantor shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof, and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

                 8.        Tax Withholding

                 The Company shall be entitled to withhold all amounts required to pay any withholding tax which the Company is required by law to withhold as a result of the exercise of an option granted hereunder and pay over any amounts so withheld.

                 9. Effect of Mergers. Consolidations or Sales of Assets.

                 (a) In the event that the outstanding shares of Common Stock are changed after the date hereof by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, other than in connection with the sale of substantially all the assets of Grantor, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

              (b) Notwithstanding the above, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(l) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

              (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock, so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

                 10. No Rights in Option Stock.

                 Optionee shall have no rights as a shareholder in respect of shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

                 11. Effect Upon Employment.

                 This Agreement does not give the Optionee any right to continued employment by the Grantor.

                 12.       Binding Effect

                 Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

                 13. Agreement Subject to Plan.

                 Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

                 14.       Miscellaneous

           This Agreement shall be construed under the laws of the State of New York. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.




        IN WITNESS WHEREOF, the parties have executed this Agreement as of the th day of , 200______.


JUNIPER GROUP, INC.



By:      ______________________________



AGREED TO AND ACCEPTED:



-------------------------------------

                                GERALD A. KAUFMAN
                                 ATTORNEY AT LAW
                                15 GLENWOOD ROAD
                            PLAINVIEW, NEW YORK 11803


                                                                     Exhibit 5.1

                                                                   -----------

July 9, 2003

Juniper Group, Inc.
111 Great Neck Road
Great Neck, NY 11021

Re:  Registration  Statement on Form S-8

Gentlemen:

     I am counsel to Juniper Group, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 1,500,000 shares (the "Shares") of the Company's common stock, par value $. 001 per share (the "Common Stock"), issuable upon the exercise of options granted pursuant to the Company's 2003 Equity Incentive Consultant Stock Plan (the "Incentive Plan").

     I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the issuance of the Shares and such other corporate documents and records and other certificates, and I have made such investigations of law, as I have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued upon exercise of any options granted hereunder have been duly and validly authorized and reserved for issuance, and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered between the Company and the individual granted, such Shares will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 or 11 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,


                                            /s/ Gerald A. Kaufman
                                            ---------------------
                                            Gerald A. Kaufman

                                                                    Exhibit 23.2
                                                                  ------------
                             GOLDSTEIN & GANZ, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                           98 CUTTERMILL ROAD
                           GREAT NECK, NEW YORK 11021

                                                Member of the American Institute
                                                of Certified Public Accountants,
                                                SEC Practice Section

                                                Member of The New York State
                                                Society of Certified Public
                                                Accountants
                        ------------------------------

                                 (516) 487-0110

                            Facsimile (516) 487-2928







Board of Directors
Juniper Group, Inc.
111 Great Neck Road
Suite 604
Great Neck, New York  11021


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, dated July 10, 2003, of Juniper Group, Inc. of our report dated April 11, 2003, appearing on Page F-2 of Form 10-KSB for the fiscal year ended December 31, 2002.


     This consent is in connection with the Registration Statement under the Securities Act of 1933, as amended, 1,500,000 shares of Common Stock. par value $.001 per share, of Juniper Group, Inc., issuable under the 2003 Equity Incentive Plan.





                             GOLDSTEIN & GANZ, P.C.







Great Neck, New York
July 10, 2003